Exhibit 10.18

FORUM MERGER III CORPORATION 2020 INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

(Time-Vesting)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of [•], 20[•] (the “Grant Date”), by and between Forum Merger III Corporation, a Delaware corporation (the “Company”), and the employee of the Company or one of its affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Forum Merger III Corporation 2020 Incentive Plan (the “Plan”), which permits the Company to issue incentive awards to certain of its or its affiliates’ key personnel; and

WHEREAS, the Participant is an employee of the Company or one of its affiliates whom the Company wishes to provide with the opportunity to receive restricted stock units representing the right to receive a specified number of shares of Common Stock if the Participant remains in employment until the applicable vesting date.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1. Award of RSUs. Subject to the terms and conditions set forth herein, the Company hereby awards the Participant restricted stock units (the “RSUs”) relating to ______ shares of Common Stock.

2. Vesting. Subject to Section 4, ____% of the total RSUs shall vest on each of the first ____ anniversaries of the Grant Date.

3. Settlement. As soon as reasonably practicable (but no more than two and one-half (2½) months) after each vesting date, the Company will issue to the Participant a number of shares of Common Stock equal to the number of RSUs that vested on such date.

4. Termination of Employment. If the Participant’s employment with the Company and its affiliates is terminated for any reason, then all RSUs that have not become vested as of the date of termination shall be forfeited as of the date on which such termination occurs.

5. No Rights as a Stockholder. The Participant shall not have any rights of a stockholder of the Company with respect to the shares of Common Stock underlying the RSUs (including, without limitation, any voting rights or any right to dividends), until the shares have been issued hereunder.

6. Tax Withholding. As a condition of receiving this award of RSUs, the Participant agrees to pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes due by reason of the grant, vesting or settlement of, or by reason of any other event relating to, the RSUs. If the Participant does not make such payment, then the Company or an affiliate may withhold such taxes from other amounts owed to the Participant or may choose to satisfy such withholding obligations by withholding a number of shares of Common Stock otherwise issuable hereunder having a Fair Market Value on the date the tax obligation arises equal to the amount to be withheld; provided, however, that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company to avoid adverse accounting treatment. The Committee may, in its sole discretion, permit net settlement.

7. No Right to Employment or Service; Clawback/Forfeiture/Recoupment of Awards for Breach of Contract. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company or any affiliate, or interfere with or limit in any way the right of the Company or an affiliate to terminate the Participant’s employment or service at any time. Notwithstanding anything to the contrary in this Agreement, if, after the Participant’s employment or service is terminated for any reason, the Participant breaches any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue or other similar agreement with the Company or any affiliate, then the Participant will forfeit any compensation, gain or other value realized on the vesting or settlement of any award granted under this Agreement or the sale or other transfer of any award granted under this Agreement and must promptly repay such amounts to the Company.

8. Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded restricted stock units.

9. Transferability. The Participant may not transfer any interest in the RSUs other than under the Participant’s will or as required by the laws of descent and distribution. The RSUs also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the RSUs in violation of the terms of this Agreement shall be null and void and unenforceable against the Company or its successors. In addition, notwithstanding anything to the contrary herein, the Participant agrees and acknowledges with respect to any shares of Common Stock issued hereunder that have not been registered under the Securities Act: (a) he or she will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (b) a legend will be placed on the certificates for the shares to such effect.

10. Miscellaneous.

(a) Capitalized terms used and not defined herein shall have the meanings provided in the Plan.

(b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(c) This Agreement may not be amended or modified except by the written consent of the parties hereto.

(d) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(e) Any notice, filing or delivery hereunder or with respect to the RSUs shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at [•], [•], Attention: Corporate Secretary. All such notices shall be given by first class mail, postage prepaid or by personal delivery.

(f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and the Participant’s heirs and legal representatives.

(g) This Agreement is subject in all respects to the terms and conditions of the Plan.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY	PARTICIPANT
Forum Merger III Corporation
By:
No. of Restricted Stock Units:
Grant Date: